Exhibit 10.6

(2005)

Form M

Cash or Stock

BRUSH ENGINEERED MATERIALS INC.

Nonqualified Stock Option Agreement

WHEREAS, Gordon D. Harnett (hereinafter called the “Optionee”) is Chairman, President and CEO of Brush Engineered Materials Inc. (hereinafter called the “Company”); and

WHEREAS, the execution of a Stock Option Agreement in the form hereof has been duly authorized by a resolution of the Organization and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company duly adopted on February 1, 2005 and incorporated herein by reference.

NOW THEREFORE, the Company, pursuant to the Company’s 1995 Stock Incentive Plan (As amended March 3, 1998) and as further amended by Amendment No. 1 thereto (the “Plan”), hereby grants to the Optionee, effective February 8, 2005 (the “Date of Grant”) an option to purchase      shares of Common Stock without par value of the Company, at the price of $     per share (“option price”), and agrees to cause certificates for any shares purchased hereunder to be delivered to the Optionee upon receipt of the purchase price, all subject, however, to the terms and conditions of the Plan and the terms and conditions hereinafter set forth. The option price shall be payable (i) in cash, (ii) by the transfer to the Company by the Optionee of nonforfeitable, unrestricted shares of Common Stock of the Company held by the Optionee for more than one year and having a fair market value at the time of exercise of this option equal to the total option price of the shares of Common Stock which are the subject of such exercise, or (iii) by a combination of such methods of payment.

1. This option (unless terminated as hereinafter provided) shall be exercisable in full after the Optionee shall have been in the continuous employ of the Company or any subsidiary for 140 days from the Date of Grant. For the purpose of this Agreement, leaves of absence approved by the Board for illness, military or governmental service, or other cause, shall be considered as employment. To the extent exercisable, this option may be exercised in whole or in part from time to time.

Notwithstanding the preceding paragraph:

(A) This option shall become immediately exercisable in full if the Optionee should die while in the employ of the Company or any subsidiary; and

(B) This option shall become immediately exercisable in full if the Optionee’s employment with the Company terminates under circumstances determined by the Board to be for the convenience of the Company and the Committee approves the acceleration of the right to exercise the option under such circumstances.

2. This option shall terminate on the earliest of the following dates:

(A) 190 days after the Optionee ceases to be an employee of the Company or a subsidiary, unless he ceases to be such employee by reason of retirement under a retirement plan of the Company or a subsidiary at or after the earliest voluntary retirement age provided for in such retirement plan or retirement at an earlier age with the consent of the Board of Directors, by reason of death or in a manner described in clause (B) or (E) below;

(B) One year after the Optionee ceases to be an employee of the Company or a subsidiary if the Optionee is disabled within the meaning of Section 105(d)(4) of the Internal Revenue Code;

(C) One year after the death of the Optionee, if the Optionee dies while an employee of the Company or a subsidiary or within the period specified in (A) or (B) above which is applicable to the Optionee;

(D) Ten years from the Date of Grant; and

(E) Immediately if the Optionee engages in any Detrimental Activity (as hereinafter defined).

Nothing contained in this option shall limit whatever right the Company or a subsidiary might otherwise have to terminate the employment of the Optionee.

3. If the Optionee, either during employment by the Company or a subsidiary or within one year after termination of such employment, shall engage in any Detrimental Activity, and the Board shall so find, the Optionee shall:

(A) Return to the Company, in exchange for payment by the Company of the Option Price paid therefor, all shares of Common Stock that the Optionee has not disposed of that were purchased pursuant to this Agreement, and

(B) With respect to any shares of Common Stock that the Optionee has disposed of that were purchased pursuant to this Agreement, pay to the Company in cash the difference between:

(i) The option price paid therefor by the Optionee pursuant to this Agreement, and

(ii) The closing price of the shares of Common Stock on the New York Stock Exchange on the date of such purchase (or on the last trading day prior to such purchase, if there was no trading on the purchase date).

To the extent that such amounts are not paid to the Company, the Company may, to the extent permitted by law, set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or a subsidiary to the Optionee, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.

4. For purposes of this Agreement, the term “Detrimental Activity” shall include:

(A) (i) Engaging in any activity in violation of the Section entitled “Competitive Activity; Confidentiality; Nonsolicitation” in the Severance Agreement between the Company and the Optionee, if such agreement is in effect at the date hereof, or in violation of any corresponding provision in any other agreement between the Company and the Optionee in effect on the date hereof providing for the payment of severance compensation; or

(ii) If no such severance agreement is in effect or if a severance agreement does not contain a section corresponding to “Competitive Activity; Confidentiality; Nonsolicitation” as of the date hereof:

a. Competitive Activity During Employment. Competing with the Company anywhere within the United States during the term of the Optionee’s employment, including, without limitation:

(1) entering into or engaging in any business which competes with the business of the Company;

(2) soliciting customers, business, patronage or orders for, or selling, any products or services in competition with, or for any business that competes with, the business of the Company;

(3) diverting, enticing or otherwise taking away any customers, business, patronage or orders of the Company or attempting to do so; or

(4) promoting or assisting, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business which competes with the business of the Company.

b. Following Termination. For a period of one year following the Optionee’s termination date:

(1) entering into or engaging in any business which competes with the Company’s business within the Restricted Territory (as hereinafter defined);

(2) soliciting customers, business, patronage or orders for, or selling, any products or services in competition with, or for any business, wherever located, that competes with, the Company’s business within the Restricted Territory;

(3) diverting, enticing or otherwise taking away any customers, business, patronage or orders of the Company within the Restricted Territory, or attempting to do so; or

(4) promoting or assisting, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business which competes with the Company’s business within the Restricted Territory.

For the purposes of Sections 4(A)(ii)(a) and (b) above, inclusive, but without limitation thereof, the Optionee will be in violation thereof if the Optionee engages in any or all of the activities set forth therein directly as an individual on the Optionee’s own account, or indirectly as a partner, joint venturer, employee, agent, salesperson, consultant, officer and/or director of any firm, association, partnership, corporation or other entity, or as a stockholder of any corporation in which the Optionee or the Optionee’s spouse, child or parent owns, directly or indirectly, individually or in the aggregate, more than five percent (5%) of the outstanding stock.

c. “The Company.” For the purposes of this Section 4(A)(ii), the “Company” shall include any and all direct and indirect subsidiaries, parents, and affiliated, or related companies of the Company for which the Optionee worked or had responsibility at the time of termination of the Optionee’s employment and at any time during the two year period prior to such termination.

d. “The Company’s Business.” For the purposes of this Section 4 inclusive, the Company’s business is defined to be the manufacture, marketing and sale of high performance engineered materials serving global telecommunications, computer, automotive electronics, industrial components and optical media markets, as further described in any and all manufacturing, marketing and sales manuals and materials of the Company as the same may be altered, amended, supplemented or otherwise changed from time to time, or of any other products or services substantially similar to or readily substitutable for any such described products and services.

e. “Restricted Territory.” For the purposes of Section 4(A)(ii)(b), the Restricted Territory shall be defined as and limited to:

(1) the geographic area(s) within a one hundred mile radius of any and all Company location(s) in, to, or for which the Optionee worked, to which the Optionee was assigned or had any responsibility (either direct or supervisory) at the time of termination of the Optionee’s employment and at any time during the two-year period prior to such termination; and

(2) all of the specific customer accounts, whether within or outside of the geographic area described in (1) above, with which the Optionee had any contact or for which the Optionee had any responsibility (either direct or supervisory) at the time of termination of the Optionee’s employment and at any time during the two-year period prior to such termination.

f. Extension. If it shall be judicially determined that the Optionee has violated any of the Optionee’s obligations under Section 4(A)(ii)(b), then the period applicable to each obligation that the Optionee shall have been determined to have violated shall automatically be extended by a period of time equal in length to the period during which such violation(s) occurred.

(B) Non-Solicitation. Except as otherwise provided in Section 4(A)(i), Detrimental Activity shall also include directly or indirectly at any time soliciting or inducing or attempting to solicit or induce any employee(s), sales representative(s), agent(s) or consultant(s) of the Company and/or of its parents, or its other subsidiaries or affiliated or related companies to terminate their employment, representation or other association with the Company and/or its parent or its other subsidiary or affiliated or related companies.

(C) Further Covenants. Except as otherwise provided in Section 4(A)(i), Detrimental Activity shall also include:

(i) directly or indirectly, at any time during or after the Optionee’s employment with the Company, disclosing, furnishing, disseminating, making available or, except in the course of performing the Optionee’s duties of employment, using any trade secrets or confidential business and technical information of the Company or its customers or vendors, including without limitation as to when or how the Optionee may have acquired such information. Such confidential information shall include, without limitation, the Company’s unique selling, manufacturing and servicing methods and business techniques, training, service and business manuals, promotional materials, training courses and other training and instructional materials, vendor and product information, customer and prospective customer lists, other customer and prospective customer information and other business information. The Optionee specifically acknowledges that all such confidential information, whether reduced to writing, maintained on any form of electronic media, or maintained in the Optionee’s mind or memory and whether compiled by the Company, and/or the Optionee, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been made by the Company to maintain the secrecy of such information, that such information is the sole property of the Company and that any retention and use of such information by the Optionee during the Optionee’s employment with the Company (except in the course of performing the Optionee’s duties and obligations to the Company) or after the termination of the Optionee’s employment shall constitute a misappropriation of the Company’s trade secrets.

(ii) Upon termination of the Optionee’s employment with the Company, for any reason, the Optionee’s failure to return to the Company, in good condition, all property of the Company, including without limitation, the originals and all copies of any materials which contain, reflect, summarize, describe, analyze or refer or relate to any items of information listed in Section 4(C)(i) of this Agreement.

(D) Discoveries and Inventions. Except as otherwise provided in Section 4(A)(i), Detrimental Activity shall also include the failure or refusal of the Optionee to assign to the Company, its successors, assigns or nominees, all of the Optionee’s rights to any discoveries, inventions and improvements, whether patentable or not, made, conceived or suggested, either solely or jointly with others, by the Optionee while in the Company’s employ, whether in the course of the Optionee’s employment with the use of the Company’s time, material or facilities or that is in any way within or related to the existing or contemplated scope of the Company’s business. Any discovery, invention or improvement relating to any subject matter with which the Company was concerned during the Optionee’s employment and made, conceived or suggested by the Optionee, either solely or jointly with others, within one year following termination of the Optionee’s employment under this Agreement or any successor agreements shall be irrebuttably presumed to have been so made, conceived or suggested in the course of such employment with the use of the Company’s time, materials or facilities. Upon request by the Company with respect to any such discoveries, inventions or improvements, the Optionee will execute and deliver to the Company, at any time during or after the Optionee’s employment, all appropriate documents for use in applying for, obtaining and maintaining such domestic and foreign patents as the Company may desire, and all proper assignments therefor, when so requested, at the expense of the Company, but without further or additional consideration.

(E) Work Made For Hire. Except as otherwise provided in Section 4(A)(i), Detrimental Activity shall also include violation of the Company’s rights in any or all work papers, reports, documentation, drawings, photographs, negatives, tapes and masters therefor, prototypes and other materials (hereinafter, “items”), including without limitation, any and all such items generated and maintained on any form of electronic media, generated by Optionee during the Optionee’s employment with the Company. The Optionee acknowledges that, to the extent permitted by law, all such items shall be considered a “work made for hire” and that ownership of any and all copyrights in any and all such items shall belong to the Company. The item will recognize the Company as the copyright owner, will contain all proper copyright notices, e.g., “(creation date) [Company Name], All Rights Reserved,” and will be in condition to be registered or otherwise placed in compliance with registration or other statutory requirements throughout the world.

(F) Termination for Cause. Except as otherwise provided in Section 4(A)(i), Detrimental Activity shall also include activity that results in termination for Cause. For the purposes of this Section, “Cause” shall mean that, the Optionee shall have:

(i) been convicted of a criminal violation involving fraud, embezzlement, theft or violation of federal antitrust statutes or federal securities laws in connection with his duties or in the course of his employment with the Company or any affiliate of the Company;

(ii) committed intentional wrongful damage to property of the Company or any affiliate of the Company; or

(iii) committed intentional wrongful disclosure of secret processes or confidential information of the Company or any affiliate of the Company;

and any such act shall have been demonstrably and materially harmful to the Company.

(G) Other Injurious Conduct. Detrimental Activity shall also include any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Company or any subsidiary unless the Optionee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

(H) Reasonableness. The Optionee acknowledges that the Optionee’s obligations under this Section 4 are reasonable in the context of the nature of the Company’s business and the competitive injuries likely to be sustained by the Company if the Optionee were to violate such obligations. The Optionee further acknowledges that this Agreement is made in consideration of, and is adequately supported by the agreement of the Company to perform its obligations under this Agreement and by other consideration, which the Optionee acknowledges constitutes good, valuable and sufficient consideration.

5. This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable, during the lifetime of the Optionee, only by him or, in the case of his legal incapacity, only by his guardian or legal representative.

6. This option shall not be exercisable if such exercise would involve a violation of any applicable state securities law, and the Company hereby agrees to make reasonable efforts to comply with any applicable state securities law. If the Ohio Securities Act shall be applicable to this option, it shall not be exercisable unless under said Act at the time of exercise the shares of Common Stock or other securities purchasable hereunder are exempt, are the subject matter of an exempt transaction, are registered by description or by qualification, or at such time are the subject matter of a transaction which has been registered by description.

7. This option shall not be exercisable if at the time of exercise such exercise would require registration under the Securities Act of 1933, as amended, or any similar federal securities law then in effect, of the shares of Common Stock or other securities to be purchased hereunder and such registration shall not then be effective. The Company hereby agrees to make reasonable efforts to effect any such required registration.

8. The Committee shall make such adjustments in the option price and in the number or kind of shares of Common Stock or other securities covered by this option as such Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of the Optionee that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, reorganization, partial or complete liquidation or other distribution of assets, or issuance of warrants or other rights to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for this option such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of this option so replaced. No adjustment provided for in this Paragraph 8 shall require the Company to sell any fractional share.

9. The term “subsidiary” as used in this Agreement means any corporation, partnership, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest. For purposes of this Agreement, the continuous employ of the Optionee with the Company or a subsidiary shall not be deemed interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company and its subsidiaries.

10. This option is intended to be a nonqualified stock option, and will not be treated as an “incentive stock option” as that letter term is defined in Section 422 of the Internal Revenue Code.

11. This Agreement shall be governed by and construed with the internal substantive laws of the State of Ohio, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.

The undersigned Optionee hereby accepts the options granted pursuant to this Nonqualified Stock Option Agreement on the terms and conditions set forth herein.

Dated:

Optionee

Executed in the name of and on behalf of the Company at Cleveland, Ohio as of this 8th day of February, 2005.

BRUSH ENGINEERED MATERIALS INC.

By

Michael C. Hasychak

Vice President, Treasurer and Secretary